UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported):   December 30, 2008

ATLAS MINING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Idaho
(State or Other Jurisdiction of Incorporation)

000-31380	82-0096527
(Commission File Number)	(IRS Employer Identification No.)

630 E. Mullan Ave. Suite D , Osburn, Idaho	83849
(Address of Principal Executive Offices)	(Zip Code)

(208) 556-1181
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On December 30, 2008, Atlas Mining Company (“Company”) entered into a Management Agreement with Material Advisors LLC, a management services company  (“Manager”). The Management Agreement has a term ending on December 31, 2010 with automatic renewal for successive one year periods unless either Manager or Company provides 90 days prior notice of cancellation to the other party or pursuant to the termination provisions of the Management Agreement.  Under the Management Agreement Manager will perform or engage others, including Andre Zeitoun, a principal of Manager, Chris Carney and Eric Basroon (“Management Personnel”) to perform  senior management services including such services as are customarily provided by a chief executive officer but not (unless otherwise agreed) services customarily provided by a chief financial officer. Pursuant to the Management Agreement, Andre Zeitoun will serve as Company’s Chief Executive Officer and will be appointed as a member of the Company’s Board of Directors.  The services provided by Manager will include, without limitation, consulting with the Board of Directors of the Company and the Company’s management on business and financial matters, including matters related to (i)  new business development, creating and implementing the Company’s business plan and overseeing and supervising the Company’s operations, (ii) preparation of operating budgets and business plans, (iii) Company’s corporate and financial structure, (iv) formulation of long term business strategies, (v) recruiting senior management, (vi) financing (g)  transactions with third parties, including mergers and acquisitions, (h) evaluating potential sale or exit opportunities, structuring and negotiating a sale of the Company, or leveraged recapitalization and (i) resolving investigations and litigation involving the Company. Manager will be paid an annual fee of $1,000,000 per year, payable in equal monthly installments of $83,333.34.  Manager will be solely responsible for the compensation of the Management Personnel, including Mr. Zeitoun and the Management Personnel will not be entitled to any direct compensation or benefits from the Company (including in the case of Mr. Zeitoun, for service on the Board).  Additionally, Company will grant Manager non-qualified stock options to purchase, for  $.70 per share (the “$.70 Option”) a number of shares of the Company equal to 10% of the outstanding common stock of the Company on a fully diluted basis (which shall vest in equal monthly installments over three years).
Upon the consummation of a transaction resulting in  (A) Company ceasing to be a SEC reporting company, or  having less than 300 shareholders of record  and (B) David A. Taft, IBS Capital LLC, The IBS Turnaround Fund L.P., The IBS Turnaround Fund (QP), The IBS Opportunity Fund (BVI). Ltd., or any of their affiliates or related entities own in the aggregate more than 50% of the outstanding equity capital of the Company immediately following such transaction (a “Going Private Transaction”),  the $.70 option will be cancelled and replaced by a non-qualified  option (the “Going Private Option”), accompanied by a tandem stock appreciation right (the “SAR”). The Going Private Option will provide Manager the right to purchase the same percentage of Company’s(or its successor’s) outstanding shares of common stock after giving effect to the going private transaction that  were subject to the $.70 Option. The SAR will entitle Manager to receive either shares of common stock or cash equal in value to the excess of the fair market value of a share of common stock on the date of exercise over the base price per share under the SAR. The exercise price of the Going Private Option and the base price under the SAR will be the fair market value per share to be paid in the Going Private Transaction to shareholders who are not investing in the going private vehicle. The term of the $.70 Option, the Going Private Option and the SAR will be 10 years.  During their terms, the Going Private Option and the SAR will be fully exercisable. If Company declares a dividend or distribution at any time while the $.70 option is unvested, Manager will be entitled to receive an amount equal to the dividend or distribution that would be paid on the shares underlying the $.70 Option, payable in the same form as such dividend or distribution, on the same vesting schedule as the $.70 Option.  Manager will have the right to participate in the Going Private Transaction for up to 20% of the equity on terms and conditions which are as favorable to Manager as the terms and conditions available to any other person who invests in the going private entity. This description of the Management Agreement is qualified in its entirety by reference to the Management Agreement, which is filed as Exhibit 99.1.and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 30, 2008, the Company sold to accredited investors $1,000,000 of a series 10% PIK Convertible Notes (the “Notes”) and entered into a Registration Rights Agreement in connection with the shares of common stock to be issued upon conversion of such Notes.
The principal under the Notes is due December 15, 2018 subject to earlier acceleration or conversion of the Notes as described below. The Notes bear interest at the rate of 10% per annum payable (including by increase of the balance on the Notes) semi-annually in arrears on June 15 and December 15 of each year commencing June 15, 2009. The Notes may be converted at the option of the Note holder at any time sufficient common stock is available for such conversion. The Notes will be mandatorily converted when (i) sufficient common stock is available for conversion, (ii) the average closing bid price or market price of Company common stock for the preceding 5 days is in excess of the Strike Price (as defined below) and (iii) a registration statement is effective and available for resale of all of the converted shares or the holder may sell such shares under Rule 144 under the Securities Act.  The number of shares issued on conversion of a Note will be derived by dividing the principal and accrued interest on the Note by $0.35 (the “Strike Price”). The Strike Price will be subject to adjustment in the event of a dividend or distribution on Company’ common stock in shares of common stock, subdivision or combination of Company outstanding common stock, or reclassification of Company’s outstanding common stock.  A Note holder may accelerate the entire amount due under the Note upon the occurrence of certain events of default or, after July 1, 2010, in the event there is insufficient common stock available for conversion of the Notes. This description is qualified in its entirety by reference to the form of Convertible Note which is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.
Issuance of the Notes is made in reliance upon the exemption found in Section 4(2) of the Securities Act of 1933.
 The Registration Rights Agreement provides that within 10 days after the date on which the Articles of Incorporation of Company are amended so that there are sufficient shares of common stock so that all of the Notes may be converted, Company will notify the holders of the Notes. If a Noteholder  desires to include in a registration statement under the Securities Act all or part of such Noteholder’s common stock issuable on such conversion, such Noteholder must within 10 days after receipt of such notice notify Company of the number of shares of common stock such holder wishes to include in the registration statement.  Thereafter, subject to certain exceptions, the Company will file a registration statement with the Securities and Exchange Commission under the Securities Act of all common stock which the Note holders request be registered.    This description is qualified in its entirety by reference to the form of Registration Rights Agreement which is filed as Exhibit 99.3to this Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 2.03 above is incorporated herein by reference in its entirety. Issuance of the Notes is made  in reliance upon the exemption found in Section 4(2) of the Securities Act of 1933.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 30, 2008 the term of Michael Lyon as President and Chief Executive Officer of Company expired and Mr. Lyon stepped down as President and Chief Executive Officer pursuant to the terms of his employment agreement, which was described in the Company’s Form 8-K filed on July 3, 2008 and the description of which is incorporated herein by reference. The Company has not entered into an agreement with Mr. Lyon regarding the terms of his departure at this time.  On December 30, 2008, the Board of Directors appointed Andre Zeitoun as President and Chief Executive Officer and as a director of Company effective January 1, 2009.   From Feb 2007-Dec 22, 2008, Mr. Zeitoun was a Portfolio Manager at SAC Capital/ CR Intrinsic Investors, specializing in Distressed and Special Situations Investments. He led a team of six professionals, with discretion over a several hundred million dollar portfolio of investments in companies undergoing some form of distress, requiring a reorganization, recapitalization and or an operational turnaround. Many of these investments required Zeitoun to take an active role in the turnaround process. From 2003 - 2006 Zeitoun formed the "Special Situations Group" at RBC Dain Rauscher and served as Sr. VP & Head of the division. In this role, Zeitoun was responsible for oversight and direction on matters relating to sales, trading, research and proprietary investing on behalf of the firm's capital.  From 1999-2003 Zeitoun was a Senior VP at Salomon Smith Barney. In this role, Zeitoun led a Special Situations sales trading and research team serving middle market institutions.  Mr. Zeitoun will receive no direct compensation from the Company for service on the Board of Directors or for service as President and Chief Executive Officer.  Mr. Zeitoun will be compensated by the Manager in connection with the Management Agreement described in Item 1.01.

Item 8.01	Other Events

On January 6, 2009, the Company issued a press release, which is attached as Exhibit 99.4
The Company terminated its contract mining business as of December 31, 2008, due to the decline in mining activities as a result of economic conditions and so that the Company can concentrate its efforts and resources on commercializing the halloysite deposits at the Dragon Mine.  The Company is selling certain of the equipment associated with the contract mining business.

Item 9.01	Financial Statements and Exhibits
Exhibit 99.1 Management Agreement Exhibit 99.2 Convertible Note Exhibit 99.3 Registration Rights Agreement Exhibit 99.4 January 6, 2009 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS MINING COMPANY
(Registrant)

Date: January 6, 2009	By:	/s/ Andre Zeitoun
Andre Zeitoun
Chief Executive Officer and President